UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2025

Principal Credit Real Estate Income Trust
(Exact name of registrant as specified in its charter)

Maryland	000-56670	99-3313328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

711 High Street Des Moines, Iowa	50392
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 787-1621
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On June 27, 2025, PCREDIT Levered B, LLC (the “Seller”), an indirect, wholly-owned special-purpose financing subsidiary of Principal Credit Real Estate Income Trust, a Maryland statutory trust (the “Company”), entered into a Master Repurchase Agreement and Securities Contract (together with the related transaction documents, the “Repurchase Agreement”), with Citibank, N.A. (“Citi”), to finance the acquisition by the Seller of eligible loans as more particularly described in the Repurchase Agreement. The Repurchase Agreement provides for asset purchases by Citi for a maximum amount of $250 million.
Advances under the Repurchase Agreement accrue interest at a per annum rate equal to the Term SOFR (as defined in the Repurchase Agreement) for a one month period plus a margin as agreed upon by Citi and Seller for each transaction. The maturity date of the Facility is June 27, 2027, subject to an extension to a date in the future generally not to exceed the repurchase date of the last remaining eligible loan subject to the Repurchase Agreement, subject to satisfaction of certain customary conditions.
In connection with the Repurchase Agreement, the Company provided a Guaranty (the “Guaranty”), under which the Company guarantees up to a maximum liability of 25% of the then outstanding obligations of the Seller under the Repurchase Agreement. The Guaranty may become full recourse to the Company upon the occurrence of certain events as described in the Guaranty.
The Repurchase Agreement and the Guaranty contain representations, warranties, covenants, events of default and indemnities that are customary for agreements of their type.

Item 7.01. Regulation FD Disclosure.
June 2025 Distribution
On June 30, 2025, the Company declared distributions for each class of its common shares in the amount per share set forth below:

	Gross Distribution	Shareholder Servicing Fee	Net Distribution
Class A Common Shares	$0.1350	$—	$0.1350
Class F-I Common Shares	$0.1350	$—	$0.1350
Class I Common Shares	$0.1350	$—	$0.1350
Class E Common Shares	$0.1350	$—	$0.1350
The gross distribution amount above reflects a distribution of $0.1350 per share for the month of June. The net distribution for each class of common shares is payable to shareholders of record as of the close of business on June 30, 2025, and will be paid on or about July 18, 2025. These distributions will be paid in cash or reinvested in shares of the Company’s common shares for shareholders participating in the Company’s distribution reinvestment plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Principal Credit Real Estate Income Trust

By:	/s/ Brian Riley
	Name:	Brian Riley
	Title:	Chief Financial Officer

	Date:	June 30, 2025
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